Exhibit 99

Accenture Reports Very Strong Second-Quarter Fiscal 2019 Results and Raises Business Outlook for Fiscal 2019

-- Revenues increase 5% in U.S. dollars and 9% in local currency to $10.5 billion --

-- EPS are $1.73, compared with $1.37 for the second quarter last year, which included a $0.21 charge; on an adjusted basis, EPS increased 9% from $1.58 in the second quarter last year --

-- Operating income increases 7% to $1.39 billion, with operating margin of 13.3%, an expansion of 20 basis points --

-- Record new bookings of $11.8 billion include consulting bookings of $6.7 billion and outsourcing bookings of $5.1 billion --

-- Company declares semi-annual cash dividend of $1.46 per share, a 10% increase over the prior year --

-- Accenture updates business outlook for fiscal 2019; raises range for full-year revenue growth to 6.5-8.5% in local currency; raises outlook for EPS to $7.18 to $7.32; and raises outlook for free cash flow to $5.2 billion to $5.6 billion --

NEW YORK; Mar. 28, 2019 — Accenture (NYSE: ACN) reported financial results for the second quarter of fiscal 2019, ended Feb. 28, 2019, with revenues of $10.5 billion, an increase of 5 percent in U.S. dollars and 9 percent in local currency over the same period last year.

Diluted earnings per share were $1.73, compared with $1.37 for the second quarter last year, which included a $0.21 charge related to U.S. tax law changes. Diluted EPS for the second quarter of fiscal 2019 increased 9 percent from adjusted diluted EPS of $1.58 in the same period last year.

Operating income was $1.39 billion, a 7 percent increase over the same period last year, and operating margin was 13.3 percent, an expansion of 20 basis points.

New bookings for the quarter were $11.8 billion, with consulting bookings of $6.7 billion and outsourcing bookings of $5.1 billion.

David Rowland, Accenture’s interim chief executive officer, said, “We delivered outstanding financial results for the second quarter. I am particularly pleased with our record new bookings of $11.8 billion and revenue growth of 9 percent in local currency, which reflect significant market share gains. In addition, we delivered very strong profitability while generating excellent free cash flow.

“The durability of our performance reflects the power of our highly differentiated growth strategy — from our leadership position in the New, to our rapidly growing business in Intelligent Platform Services, to our relentless focus on leading with innovation. With the successful execution of our strategy, combined with the disciplined management of our business, we are very well-positioned to continue growing ahead of the market and delivering significant value for clients and shareholders.”

Financial Review

Effective Sept. 1, 2018, Accenture adopted new accounting standards that affect the accounting for revenue and pension costs. Prior-period results have been revised to reflect the fiscal 2019 presentation, and the revised fiscal 2018 results are available at investor.accenture.com.

Revenues for the second quarter of fiscal 2019 were $10.45 billion, compared with $9.91 billion for the second quarter of fiscal 2018, an increase of 5 percent in U.S. dollars and 9 percent in local currency, slightly above the company’s guided range of $10.10 billion to $10.40 billion. The foreign-exchange impact for the quarter was approximately negative 4 percent, consistent with the assumption provided in the company’s first-quarter earnings release.

▪	Consulting revenues for the quarter were $5.79 billion, an increase of 6 percent in U.S. dollars and 9 percent in local currency compared with the second quarter of fiscal 2018.

▪	Outsourcing revenues were $4.67 billion, an increase of 5 percent in U.S. dollars and 9 percent in local currency compared with the second quarter of fiscal 2018.

Diluted EPS for the quarter were $1.73 compared with $1.37 for the second quarter last year, which included a $0.21 charge related to U.S. tax law changes. Excluding this charge, EPS for the second quarter of fiscal 2018 were $1.58. The $0.15, or 9 percent, increase in EPS on an adjusted basis in the second quarter of fiscal 2019 reflects:

▪	a $0.12 increase from higher revenue and operating results;

▪	a $0.05 increase from lower non-operating expense; and

▪	a $0.02 increase from a lower share count;

partially offset by

▪	a $0.04 decrease from a higher effective tax rate.

Gross margin (gross profit as a percentage of revenues) for the quarter was 29.2 percent, compared with 28.9 percent for the second quarter last year. Selling, general and administrative (SG&A) expenses for the quarter were $1.67 billion, or 16.0 percent of revenues, compared with $1.56 billion, or 15.8 percent of revenues, for the second quarter last year.

Operating income for the quarter increased 7 percent, to $1.39 billion, or 13.3 percent of revenues, compared with $1.30 billion, or 13.1 percent of revenues, for the second quarter of fiscal 2018.

The company’s effective tax rate for the quarter was 17.1 percent, compared with 26.1 percent for the second quarter last year. Excluding the charge related to U.S. tax law changes, the effective tax rate for the second quarter of fiscal 2018 was 15.1 percent.

Net income for the quarter was $1.14 billion, compared with $920 million for the second quarter last year. Excluding the charge related to U.S. tax law changes, net income for the second quarter of fiscal 2018 was $1.06 billion.

Operating cash flow for the quarter was $1.36 billion and property and equipment additions were $140 million. Free cash flow, defined as operating cash flow net of property and equipment additions, was $1.22 billion for the quarter. For the same period last year, operating cash flow was

$924 million; property and equipment additions were $133 million; and free cash flow was $791 million.

Days services outstanding, or DSOs, were 40 days at Feb. 28, 2019, compared with 39 days at Aug. 31, 2018 and 40 days at Feb. 28, 2018.

Accenture’s total cash balance at Feb. 28, 2019 was $4.5 billion, compared with $5.1 billion at Aug. 31, 2018.

New Bookings

New bookings for the second quarter were $11.8 billion and reflect a negative 5 percent foreign-currency impact compared with new bookings in the second quarter last year.

▪	Consulting new bookings were $6.7 billion, or 57 percent of total new bookings.

▪	Outsourcing new bookings were $5.1 billion, or 43 percent of total new bookings.

Revenues by Operating Group

Revenues by operating group were as follows:

▪	Communications, Media & Technology: $2.15 billion, compared with $1.98 billion for the second quarter of fiscal 2018, an increase of 8 percent in U.S. dollars and 12 percent in local currency.

▪	Financial Services: $2.05 billion, compared with $2.10 billion for the second quarter of fiscal 2018, a decrease of 2 percent in U.S. dollars and an increase of 2 percent in local currency.

▪	Health & Public Service: $1.71 billion, compared with $1.69 billion for the second quarter of fiscal 2018, an increase of 1 percent in U.S. dollars and 3 percent in local currency.

▪	Products: $2.91 billion, compared with $2.74 billion for the second quarter of fiscal 2018, an increase of 6 percent in U.S. dollars and 10 percent in local currency.

▪	Resources: $1.64 billion, compared with $1.40 billion for the second quarter of fiscal 2018, an increase of 17 percent in U.S. dollars and 22 percent in local currency.

Revenues by Geographic Region

Revenues by geographic region were as follows:

▪	North America: $4.75 billion, compared with $4.42 billion for the second quarter of fiscal 2018, an increase of 8 percent in both U.S. dollars and local currency.

▪	Europe: $3.63 billion, compared with $3.60 billion for the second quarter of fiscal 2018, an increase of 1 percent in U.S. dollars and 7 percent in local currency.

▪	Growth Markets: $2.07 billion, compared with $1.89 billion for the second quarter of fiscal 2018, an increase of 9 percent in U.S. dollars and 16 percent in local currency.

Returning Cash to Shareholders

Accenture continues to return cash to shareholders through cash dividends and share repurchases.

Dividend

Accenture plc has declared a semi-annual cash dividend of $1.46 per share for shareholders of record at the close of business on April 11, 2019. This dividend is payable on May 15, 2019.

Combined with the semi-annual cash dividend of $1.46 per share paid on Nov. 15, 2018, this will bring the total dividend payments for the fiscal year to $2.92 per share, for total projected cash dividend payments of approximately $1.9 billion.

As previously disclosed, the company plans to begin paying dividends on a quarterly basis in the first quarter of fiscal 2020.

Share Repurchase Activity

During the second quarter of fiscal 2019, Accenture repurchased or redeemed 6.7 million shares, including 4.6 million shares repurchased in the open market, for a total of $1.01 billion. This brings Accenture’s total share repurchases and redemptions for the first half of fiscal 2019 to 11.6 million shares, including 9.0 million shares repurchased in the open market, for a total of $1.80 billion.

Accenture’s total remaining share repurchase authority at Feb. 28, 2019 was approximately $4.5 billion.

At Feb. 28, 2019, Accenture had approximately 639 million total shares outstanding, including 638 million Accenture plc Class A ordinary shares and minority holdings of 0.9 million shares (Accenture Canada Holdings Inc. exchangeable shares).

Business Outlook

As described in the Financial Review above, Accenture has adopted new accounting standards that affect the accounting for revenue and pension costs. Accenture’s business outlook for fiscal 2019 and comparisons to fiscal 2018 include the impact of these new standards.

Third Quarter Fiscal 2019

Accenture expects revenues for the third quarter of fiscal 2019 to be in the range of $10.80 billion to $11.10 billion, 5.5 percent to 8.5 percent growth in local currency, reflecting the company’s assumption of a negative 4.5 percent foreign-exchange impact compared with the third quarter of fiscal 2018.

Fiscal Year 2019

Accenture’s business outlook for the full 2019 fiscal year continues to assume that the foreign-exchange impact on its results in U.S. dollars will be negative 3 percent compared with fiscal 2018.

For fiscal 2019, the company now expects revenue growth to be in the range of 6.5 percent to 8.5 percent in local currency, compared with 6 percent to 8 percent previously. The company now expects diluted EPS to be in the range of $7.18 to $7.32, compared with $7.01 to $7.25 previously.

Accenture continues to expect operating margin for the full fiscal year to be in the range of 14.5 percent to 14.7 percent, an expansion of 10 to 30 basis points from operating margin for fiscal 2018 of 14.4 percent, which reflects the impact of the new revenue and pension accounting standards.

For fiscal 2019, the company now expects operating cash flow to be in the range of $5.85 billion to $6.25 billion, compared with $5.75 billion to $6.15 billion previously; continues to expect property and equipment additions to be $650 million; and now expects free cash flow to be in the range of $5.2 billion to $5.6 billion, compared with $5.1 billion to $5.5 billion previously.

The company now expects its annual effective tax rate to be in the range of 22.5 percent to 23.5 percent, compared with 23 percent to 25 percent previously.

Conference Call and Webcast Details

Accenture will host a conference call at 8:00 a.m. EDT today to discuss its second-quarter financial results. To participate, please dial +1 (800) 230-1074 [+1 (612) 288-0329 outside the United States, Puerto Rico and Canada] approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the Accenture Web site at www.accenture.com.

A replay of the conference call will be available online at www.accenture.com beginning at 10:30 a.m. EDT today, Mar. 28, and continuing until Thursday, June 27, 2019. A podcast of the conference call will be available online at www.accenture.com beginning approximately 24 hours after the call and continuing until Thursday, June 27, 2019. The replay will also be available via telephone by dialing +1 (800) 475-6701 [+1 (320) 365-3844 outside the United States, Puerto Rico and Canada] and entering access code 464620 from 10:30 a.m. EDT today, Mar. 28, through Thursday, June 27, 2019.

About Accenture

Accenture is a leading global professional services company, providing a broad range of services and solutions in strategy, consulting, digital, technology and operations. Combining unmatched experience and specialized skills across more than 40 industries and all business functions — underpinned by the world’s largest delivery network — Accenture works at the intersection of business and technology to help clients improve their performance and create sustainable value for their stakeholders. With 477,000 people serving clients in more than 120 countries, Accenture drives innovation to improve the way the world works and lives. Visit us at www.accenture.com.

Additional Information

Accenture discloses information about “the New” — digital, cloud and security services — to provide additional insights into the company’s business. Net revenues for “the New” are approximate, require judgment to allocate revenues for arrangements with multiple offerings and may be modified to reflect periodic changes to the definition of “the New.”

Non-GAAP Financial Information

This news release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to Accenture’s financial statements as prepared under generally accepted accounting principles (GAAP) are included in this press release. Financial results “in local currency” are calculated by restating current-period activity into U.S. dollars using the comparable prior-year period’s foreign-currency exchange rates. Accenture’s management believes providing investors with this information gives additional insights into Accenture’s results of operations. While Accenture’s management believes that the non-GAAP financial measures herein are useful in evaluating Accenture’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP. Accenture provides full-year revenue guidance on a local-currency basis and not in U.S. dollars because the impact of foreign exchange rate fluctuations could vary significantly from the company’s stated assumptions.

Forward-Looking Statements

Except for the historical information and discussions contained herein, statements in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied. These include, without limitation, risks that: Accenture’s results of operations could be adversely affected by volatile, negative or uncertain economic and political conditions and the effects of these conditions on the company’s clients’ businesses and levels of business activity; Accenture’s business depends on generating and maintaining ongoing, profitable client demand for the company’s services and solutions including through the adaptation and expansion of its services and solutions in response to ongoing changes in technology and offerings, and a significant reduction in such demand or an inability to respond to the changing technological environment could materially affect the company’s results of operations; if Accenture is unable to keep its supply of skills and resources in balance with client demand around the world and attract and retain professionals with strong leadership skills, the company’s business, the utilization rate of the company’s professionals and the company’s results of operations may be materially adversely affected; Accenture could face legal, reputational and financial risks if the company fails to protect client and/or company data from security breaches or cyberattacks; the markets in which Accenture operates are highly competitive, and Accenture might not be able to compete effectively; changes in Accenture’s level of taxes, as well as audits, investigations and tax proceedings, or changes in tax laws or in their interpretation or enforcement, could have a material adverse effect on the company’s effective tax rate, results of operations, cash flows and financial condition; Accenture’s profitability could materially suffer if the company is unable to obtain favorable pricing for its services and solutions, if the company is unable to remain competitive, if its cost-management strategies are unsuccessful or if it experiences delivery inefficiencies; Accenture’s results of operations could be materially adversely affected by fluctuations in foreign currency exchange rates; as a result of Accenture’s geographically diverse operations and its growth strategy to continue geographic expansion, the company is more susceptible to certain risks; Accenture’s business could be materially adversely affected if the company incurs legal liability; Accenture’s work with government clients exposes the company to additional risks inherent in the government contracting environment; if Accenture is unable to manage the organizational challenges associated with its size, the company might be unable to achieve its business objectives; if Accenture does not successfully manage and develop its relationships with key alliance partners or fails to anticipate and establish new alliances in new technologies, the company’s results of operations could be adversely affected; Accenture’s ability to attract and retain business and employees may depend on its reputation in the marketplace; Accenture might not be successful at acquiring, investing in or integrating businesses, entering into joint ventures or divesting businesses; if Accenture is unable to protect its intellectual property rights or if Accenture’s services or solutions infringe upon the intellectual property rights of others or the company loses its ability to utilize the intellectual property of others, its business could be adversely affected; changes to accounting standards or in the estimates and assumptions Accenture makes in connection with the preparation of its consolidated financial statements could adversely affect its financial results; many of Accenture’s contracts include payments that link some of its fees to the attainment of performance or business targets and/or require the company to meet specific service levels, which could increase the variability of the company’s revenues and impact its margins; Accenture’s results of operations and share price could be adversely affected if it is unable to maintain effective internal controls; Accenture might be unable to access additional capital on favorable terms or at all and if the company raises equity capital, it may dilute its shareholders’ ownership interest in the company; Accenture may be subject to criticism and negative publicity related to its incorporation in Ireland; as well as the risks, uncertainties and other factors discussed under the “Risk Factors” heading in Accenture plc’s most recent annual report on Form 10-K and other documents filed with or furnished to the Securities and Exchange Commission. Statements in this news release speak only as of the date they were made, and Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.

###

Contacts:

Stacey Jones
Accenture Media Relations
+1 (917) 452-6561
stacey.jones@accenture.com

Angie Park
Accenture Investor Relations
+1 (703) 947-2401
angie.park@accenture.com

ACCENTURE PLC
CONSOLIDATED INCOME STATEMENTS
(In thousands of U.S. dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended				Six Months Ended
	February 28, 2019	% of Revenues	February 28, 2018	% of Revenues	February 28, 2019	% of Revenues	February 28, 2018	% of Revenues
REVENUES:
Revenues (1)	$10,454,129	100.0%	$9,909,238	100.0%	$21,059,675	100.0%	$19,793,551	100.0%
OPERATING EXPENSES:
Cost of services (1)	7,399,780	70.8%	7,049,698	71.1%	14,707,901	69.8%	13,869,858	70.1%
Sales and marketing (1)	1,020,036	9.8%	998,823	10.1%	2,090,052	9.9%	2,000,019	10.1%
General and administrative costs (1)	647,687	6.2%	564,673	5.7%	1,246,084	5.9%	1,129,454	5.7%
Total operating expenses	9,067,503		8,613,194		18,044,037		16,999,331
OPERATING INCOME	1,386,626	13.3%	1,296,044	13.1%	3,015,638	14.3%	2,794,220	14.1%
Interest income	19,081		9,459		38,712		20,895
Interest expense	(5,619)		(3,840)		(10,124)		(8,547)
Other income (expense), net (1)	(23,834)		(56,866)		(57,488)		(67,647)
INCOME BEFORE INCOME TAXES	1,376,254	13.2%	1,244,797	12.6%	2,986,738	14.2%	2,738,921	13.8%
Provision for income taxes	235,534		325,257		554,694		630,839
NET INCOME	1,140,720	10.9%	919,540	9.3%	2,432,044	11.5%	2,108,082	10.7%
Net income attributable to noncontrolling interests in Accenture Holdings plc and Accenture Canada Holdings Inc.	(1,649)		(37,401)		(3,537)		(86,534)
Net income attributable to noncontrolling interests – other (2)	(14,622)		(18,436)		(29,338)		(34,185)
NET INCOME ATTRIBUTABLE TO ACCENTURE PLC	$1,124,449	10.8%	$863,703	8.7%	$2,399,169	11.4%	$1,987,363	10.0%
CALCULATION OF EARNINGS PER SHARE:
Net income attributable to Accenture plc	$1,124,449		$863,703		$2,399,169		$1,987,363
Net income attributable to noncontrolling interests in Accenture Holdings plc and Accenture Canada Holdings Inc. (3)	1,649		37,401		3,537		86,534
Net income for diluted earnings per share calculation	$1,126,098		$901,104		$2,402,706		$2,073,897
EARNINGS PER SHARE:
-Basic	$1.76		$1.40		$3.76		$3.22
-Diluted	$1.73		$1.37		$3.69		$3.16
WEIGHTED AVERAGE SHARES:
-Basic	638,639,729		617,854,667		638,750,881		616,838,561
-Diluted	649,170,699		656,118,796		650,732,700		656,381,177
Cash dividends per share	$—		$—		$1.46		$1.33
_________

(1)
Prior to fiscal year 2019, we presented Revenues before reimbursements (net revenues), which excluded reimbursements for travel and other out-of-pocket expenses. In connection with the fiscal year 2019 adoption of the Financial Accounting Standards Board Accounting Standards Update (“ASU”) No. 2014-09: “Revenue from Contracts with Customers” (Topic 606), the Net revenues and reimbursements lines were eliminated. Effective September 1, 2018, we also adopted ASU No 2017-07: “Compensation Retirement Benefits” (Topic 715) which required us to reclassify certain components of pension service costs from Operating expenses to Non-operating expenses. Prior period amounts have been revised to conform with the current period presentation.

(2)	Comprised primarily of noncontrolling interest attributable to the noncontrolling shareholders of Avanade, Inc.

(3)
Diluted earnings per share assumes the exchange of all Accenture Canada Holdings Inc. exchangeable shares for Accenture plc Class A ordinary shares on a one-for-one basis and the redemption of all Accenture Holdings plc ordinary shares owned by holders of noncontrolling interests prior to March 13, 2018, when these were redeemed for Accenture class A ordinary shares. The income effect does not take into account “Net income attributable to noncontrolling interests — other,” since those shares are not redeemable or exchangeable for Accenture plc Class A ordinary shares.

ACCENTURE PLC

SUMMARY OF REVENUES
(In thousands of U.S. dollars)
(Unaudited)

			Percent Increase (Decrease) U.S. Dollars	Percent Increase (Decrease) Local Currency
	Three Months Ended
	February 28, 2019	February 28, 2018 (1)
OPERATING GROUPS
Communications, Media & Technology	$2,145,607	$1,978,124	8%	12%
Financial Services	2,052,720	2,102,491	(2)	2
Health & Public Service	1,709,099	1,685,439	1	3
Products	2,906,851	2,737,389	6	10
Resources	1,640,627	1,401,892	17	22
Other	(775)	3,903	n/m	n/m
Total	$10,454,129	$9,909,238	5%	9%
GEOGRAPHY
North America	$4,753,796	$4,415,923	8%	8%
Europe	3,632,765	3,599,496	1	7
Growth Markets	2,067,568	1,893,819	9	16
Total	$10,454,129	$9,909,238	5%	9%
TYPE OF WORK
Consulting	$5,786,965	$5,476,397	6%	9%
Outsourcing	4,667,164	4,432,841	5	9
Total	$10,454,129	$9,909,238	5%	9%

			Percent Increase (Decrease) U.S. Dollars	Percent Increase (Decrease) Local Currency

	Six Months Ended
	February 28, 2019	February 28, 2018 (1)
OPERATING GROUPS
Communications, Media & Technology	$4,280,183	$3,897,982	10%	13%
Financial Services	4,172,882	4,245,066	(2)	1
Health & Public Service	3,463,589	3,368,614	3	4
Products	5,835,361	5,446,187	7	10
Resources	3,292,166	2,805,868	17	22
Other	15,494	29,834	n/m	n/m
Total	$21,059,675	$19,793,551	6%	9%
GEOGRAPHY
North America	$9,610,098	$8,857,667	8%	9%
Europe	7,341,580	7,181,363	2	6
Growth Markets	4,107,997	3,754,521	9	16
Total	$21,059,675	$19,793,551	6%	9%
TYPE OF WORK
Consulting	$11,754,337	$11,021,233	7%	10%
Outsourcing	9,305,338	8,772,318	6	9
Total	$21,059,675	$19,793,551	6%	9%
_________

(1)
Effective September 1, 2018, we adopted ASU No. 2014-09 and eliminated our net revenues presentation. Prior period amounts have been revised to conform with the current period presentation. In addition, we updated operating group results for fiscal 2018 to include an acquisition previously categorized within Other.

ACCENTURE PLC
OPERATING INCOME BY OPERATING GROUP
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended
	February 28, 2019		February 28, 2018 (1)
	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
Communications, Media & Technology	$368,338	17%	$316,853	16%	$51,485
Financial Services	269,214	13	311,063	15	(41,849)
Health & Public Service	145,649	9	157,675	9	(12,026)
Products	375,179	13	378,490	14	(3,311)
Resources	228,246	14	131,963	9	96,283
Total	$1,386,626	13.3%	$1,296,044	13.1%	$90,582

	Six Months Ended
	February 28, 2019		February 28, 2018 (1)
	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
Communications, Media & Technology	$755,359	18%	$614,538	16%	$140,821
Financial Services	630,062	15	683,175	16	(53,113)
Health & Public Service	343,085	10	383,230	11	(40,145)
Products	812,763	14	791,442	15	21,321
Resources	474,369	14	321,835	11	152,534
Total	$3,015,638	14.3%	$2,794,220	14.1%	$221,418
_________

(1)
Effective September 1, 2018, we adopted ASU No. 2017-07, which required us to reclassify certain components of pension service costs from Operating expenses to Non-operating expenses.  Prior period amounts have been revised to conform with the current period presentation.

ACCENTURE PLC

RECONCILIATION OF NET INCOME AND DILUTED EARNINGS PER SHARE, AS REPORTED (GAAP), TO NET INCOME AND DILUTED EARNINGS PER SHARE, AS ADJUSTED (NON-GAAP)
(In thousands of U.S. dollars, except per share amounts)
(Unaudited)

	Three Months Ended
	February 28, 2019	February 28, 2018
	As Reported (GAAP)	As Reported (GAAP)	Tax Law Changes (1)	Adjusted (Non-GAAP)
Income before income taxes	$1,376,254	$1,244,797	$—	$1,244,797
Provision for income taxes	235,534	325,257	(136,724)	188,533
Net income	$1,140,720	$919,540	$136,724	$1,056,264
Effective tax rate	17.1%	26.1%		15.1%
Diluted earnings per share	$1.73	$1.37	$0.21	$1.58

	Six Months Ended
	February 28, 2019	February 28, 2018
	As Reported (GAAP)	As Reported (GAAP)	Tax Law Changes (1)	Adjusted (Non-GAAP)
Income before income taxes	$2,986,738	$2,738,921	$—	$2,738,921
Provision for income taxes	554,694	630,839	(136,724)	494,115
Net income	$2,432,044	$2,108,082	$136,724	$2,244,806
Effective tax rate	18.6%	23.0%		18.0%
Diluted earnings per share	$3.69	$3.16	$0.21	$3.37
__________________

(1)	Represents tax expense associated with the enactment of the U.S. Tax Cuts and Jobs Act.

ACCENTURE PLC
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars)

	February 28, 2019	August 31, 2018
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,464,889	$5,061,360
Short-term investments	3,111	3,192
Receivables and contract assets (1)	8,151,411	7,496,368
Other current assets	1,213,889	1,024,639
Total current assets	13,833,300	13,585,559
NON-CURRENT ASSETS:
Contract assets (1)	20,691	23,036
Investments	229,085	215,532
Property and equipment, net	1,282,765	1,264,020
Goodwill	5,782,856	5,383,012
Other non-current assets	6,241,511	3,977,924
Total non-current assets	13,556,908	10,863,524
TOTAL ASSETS	$27,390,208	$24,449,083
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and bank borrowings	$4,365	$5,337
Accounts payable	1,472,130	1,348,802
Deferred revenues	3,335,751	2,837,682
Accrued payroll and related benefits	4,016,627	4,569,172
Other accrued liabilities	1,390,176	1,390,758
Total current liabilities	10,219,049	10,151,751
NON-CURRENT LIABILITIES:
Long-term debt	19,753	19,676
Other non-current liabilities	3,422,861	3,553,068
Total non-current liabilities	3,442,614	3,572,744
TOTAL ACCENTURE PLC SHAREHOLDERS’ EQUITY	13,337,033	10,364,753
NONCONTROLLING INTERESTS	391,512	359,835
TOTAL SHAREHOLDERS’ EQUITY	13,728,545	10,724,588
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$27,390,208	$24,449,083
________

(1)
Effective September 1, 2018 we adopted ASU No. 2014-09, which resulted in the reclassification of Unbilled services into Receivables and contract assets and Deferred revenues. Prior period amounts have been revised to conform with the current period presentation.

ACCENTURE PLC
CONSOLIDATED CASH FLOWS STATEMENTS
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended		Six Months Ended
	February 28, 2019	February 28, 2018	February 28, 2019	February 28, 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,140,720	$919,540	$2,432,044	$2,108,082
Depreciation, amortization and asset impairments	219,598	220,664	431,283	453,297
Share-based compensation expense	346,762	293,035	593,278	505,926
Change in assets and liabilities/other, net	(347,430)	(509,182)	(1,069,447)	(1,137,410)
Net cash provided by (used in) operating activities	1,359,650	924,057	2,387,158	1,929,895
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(139,797)	(132,896)	(217,488)	(266,248)
Purchases of businesses and investments, net of cash acquired	(314,665)	(216,607)	(515,082)	(344,104)
Proceeds from the sale of businesses and investments, net of cash transferred	1,368	(398)	1,809	(398)
Other investing, net	1,419	4,225	6,218	6,115
Net cash provided by (used in) investing activities	(451,675)	(345,676)	(724,543)	(604,635)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of ordinary shares	180,095	143,495	446,277	383,225
Purchases of shares	(1,007,807)	(803,947)	(1,796,134)	(1,367,085)
Cash dividends paid	—	—	(932,838)	(853,614)
Other financing, net	(4,211)	(42,752)	(11,396)	(44,750)
Net cash provided by (used in) financing activities	(831,923)	(703,204)	(2,294,091)	(1,882,224)
Effect of exchange rate changes on cash and cash equivalents	25,047	38,191	35,005	25,183
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	101,099	(86,632)	(596,471)	(531,781)
CASH AND CASH EQUIVALENTS, beginning of period	4,363,790	3,681,711	5,061,360	4,126,860
CASH AND CASH EQUIVALENTS, end of period	$4,464,889	$3,595,079	$4,464,889	$3,595,079